UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2025

HYCROFT MINING HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38387	82-2657796
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identiﬁcation No.)

P.O. Box 3030 Winnemucca, Nevada	89446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 304-0260

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYMC	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	HYMCW	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	HYMCL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2024, Stephen A. Lang, the Chair of the Board of Directors of Hycroft Mining Holding Corporation (the “Company”), advised the Company that he will step down as Chair of the Board of Directors due to health reasons, effective January 15, 2025. Mr. Lang will continue to serve as an independent director. On January 6, 2025, the Board of Directors appointed Thomas Weng, the current independent lead director and Chair of the Corporate Governance and Nominating Committee, to serve as Chair of the Board of Directors, effective January 15, 2025.

Mr. Weng, age 56, has been a member of the Board of Directors since May 29, 2020, and is a member of the Compensation Committee, the Finance Committee (Chair), and the Nominating and Governance Committee (Chair). Mr. Weng has served as the Company’s Lead Independent Director since December 15, 2021. Mr. Weng has more than 30 years of experience in the financial services sector and is a Co-Founding Partner with Alta Capital Partners, a provider of advisory and consulting services (since February 2011). From February 2007 to January 2011, Mr. Weng was a Managing Director at Deutsche Bank and Head of Equity Capital Markets for Metals and Mining throughout the Americas and across all industry segments for Latin America. Prior to 2007, he held various senior positions at Pacific Partners, an alternative investment firm, Morgan Stanley and Bear Stearns. Mr. Weng currently sits on the board of International Tower Hill Mines and Jaguar Mining Inc. Mr. Weng graduated from Boston University with a Bachelor of Arts in Economics. Mr. Weng is well qualified to serve as a member of the Board of Directors because of his extensive knowledge of strategic planning, mergers and acquisitions, finance, and mining.

In his role as Chair of the Board of Directors, Mr. Weng is entitled to receive compensation consistent with the Company’s director compensation program for non-employee directors, which is summarized below:

●	an annual cash retainer of $55,000;
●	annual committee chair fees of $12,500 for the Audit Committee, $10,000 for the Safety and Technical Committee and Environmental, Social, and Governance Committee, and $7,500 for each of the Nominating and Governance Committee and the Compensation Committees;
●	annual committee member fees of $5,000 for the Audit Committee, $4,000 for the Safety and Technical Committee and Environmental, Social, and Governance Committee, and $2,500 for each of the Nominating and Governance Committee and the Compensation Committee;
●	$75,000 in annual equity awards in the form of restricted stock units (“RSUs”);
●	an initial $50,000 equity award in the form of RSUs for each non-employee director upon his or her initial appointment to the Board of Directors;
●	annual $10,000 cash retainer for the independent Lead Director; and
●	annual $70,000 retainer for a non-employee independent Chairman of the Board of which $25,000 is payable in cash and $45,000 payable in RSUs.

The equity awards are granted to each non-employee director following the Company’s annual meeting of stockholders unless otherwise determined by the Compensation Committee.

Item 7.01. Regulation FD Disclosure.

On January 7, 2025, the Company issued a press release announcing Mr. Lang’s resignation as Chair of the Board of Directors and Mr. Weng’s appointment as Chair of the Board of Directors.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description
99.1	Press release issued by the registrant on January 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 7, 2025	Hycroft Mining Holding Corporation

	By:	/s/ Rebecca A. Jennings
Rebecca A. Jennings
Senior Vice President and General Counsel